Electronically Filed
02/26/2026 4:30 PM
CLERK OF THE COURT

ORDR
GARMAN TURNER GORDON LLP
WILLIAM M. NOALL
Nevada Bar No. 3549
Email: wnoall@gtg.legal
DYLAN T. CICILIANO
Nevada Bar No. 12348
Email: dciciliano@gtg.legal
MARGARITA ELIAS
Nevada Bar No. 14867
Email: melias@gtg.legal
7251 Amigo Drive, Suite 210
Las Vegas, Nevada 89119
Tel: (725) 777-3000
Fax: (725) 777-3112
Attorneys for Receiver Paul Strickland

DISTRICT COURT

CLARK COUNTY, NEVADA

WHITE ROCKS (BVI) HOLDINGS INC., *et al.*, Plaintiffs, vs. DAVID REICHMAN, KATHY M. GRIFFIN, FRANK BENINTENDO, DONALD GILBERT, DOES I THROUGH X, INCLUSIVE, and ROE CORPORATIONS I THROUGH X, inclusive, Defendants, GLOBAL TECH INDUSTRIES GROUP, INC., Nominal Defendant.	CASE NO.: A-24-896359-B DEPT NO.: XVI **ORDER APPROVING CONFIDENTIAL SETTLEMENT AGREEMENT AND DETERMINATION OF GOOD FAITH SETTLEMENT [KATHY M. GRIFFIN]**

On December 22, 2025, the Receiver Paul Strickland ("Receiver"), as an equity receiver over Global Tech Industries Group, Inc. ("GTII"), by and through his counsel, the law firm of Garman Turner Gordon LLP, filed his *Motion for Order Approving Confidential Settlement Agreement and Determination of Good Faith Settlement [Kathy M. Griffin]* (the "Motion"). The Motion came before the Court for hearing on February 19, 2026. There was no written

opposition to the Motion and at the hearing on the Motion the Court canvased those in attendance, including counsel for the Plaintiffs, who did not voice an opposition. The Court, having considered the Motion, there having been no opposition thereto, and good cause appearing therefore, hereby finds and orders as follows:

The Court finds that Nevada has a strong public policy encouraging settlements over litigation. NRS 17.245; *Doctors Co. v. Vincent*, 120 Nev. 644, 657 n.28, 98 P.3d 681, 689 n.28 (2004). The court considers the following non-exhaustive factors to determine whether a settlement was reached in good faith, including: (1) "the amount paid in settlement;" (2) "the allocation of settlement proceeds among the plaintiffs;" (3) "the insurance policy limits of the settling defendants;" (4) the defendants' financial conditions; and (5) "the existence of collusion, fraud or tortious conduct aimed to injure the interests of non-settling defendants." *In re MGM Grand Hotel Fire Litigation*, 570 F.Supp. 913, 927 (D. Nev. 1983) (adopted in *Doctors Co.*, 120 Nev. at 651-52, 98 P.3d at 686). A settlement is in good faith so long as it is "not disproportionally lower than [the settling defendant's] share of damages." *Otak Nev., LLC v. Eighth Judicial District Court*, 129 Nev., Adv. Op. 86, 312 P.3d 491, 496 (2013) (quoting *Doctors Co.*, 120 Nev. at 652, 98 P.3d at 687). The determination of good faith "should be left to the discretion of the trial court based upon all relevant facts available." *Velsicol Chemical Corporation v. Davidson*, 107 Nev. 356, 357, 811 P.2d 561, 561 (1991).

1. Amount Paid in Settlement

THE COURT HEREBY FINDS, as to the amount paid in settlement, that the settlement consideration is fair and reasonable in light of the Receiver's claims, Ms. Griffin's defenses, and her financial condition. Under the Settlement Agreement, Ms. Griffin will return 11,142,486 shares of GTII common stock to the Receiver for cancellation and return to the receivership estate, representing approximately eighty-three percent (83%) of the total shares held by Ms. Griffin and her family members (approximately 13,395,611 shares). This share return constitutes real, immediate, and measurable consideration that directly advances the Receiver's mandate to maximize net value for GTII's public shareholders. The return and cancellation of 11,142,486 shares is directly accretive to every shareholder of GTII because it reduces the number of shares

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

outstanding and proportionally increases each remaining shareholder's ownership interest. Ms. Griffin will retain 2,253,125 shares subject to a two-year lockup period ending August 19, 2027, during which time the shares will be non-voting. Family members will retain a total of 746,875 shares subject to a one-year lockup period ending August 19, 2026, also non-voting during the lockup period. These lockup and non-voting restrictions provide additional protections to the receivership estate and the public shareholders.

2. Allocation of Settlement Proceeds Among the Plaintiffs

THE COURT FURTHER FINDS, as to the allocation of settlement proceeds among the plaintiffs, that the Receiver is acting as an officer of the Court, and the benefits of the Settlement inure to the receivership estate for the benefit of all GTII shareholders. The Settlement's share return is not a side payment to one subset of claimants; rather, it benefits the capital structure of the Company and therefore all shareholders proportionally. Because the Receiver acts on behalf of the Company and its shareholders as a class, there is no issue of unequal allocation. This factor weighs strongly in favor of a finding of good faith settlement.

3. Insurance Policy Limits of the Settling Defendants

THE COURT FURTHER FINDS, as to the insurance policy limits of the settling defendants, that based on the Receiver's investigation, there is no insurance policy in effect covering Ms. Griffin's potential liability in this matter. This factor weighs in favor of a finding of good faith settlement.

4. The Defendant's Financial Condition

THE COURT FURTHER FINDS, as to the financial condition of the settling defendant, that Ms. Griffin is an older individual who has not been employed by GTII since the inception of the receivership. Based on the Receiver's investigation, Ms. Griffin's personal assets would likely be substantially exempt from execution under applicable exemption statutes, and where such assets were not directly derived from tortious conduct, overcoming statutory exemptions presents significant obstacles to collection. In contrast, the value to shareholders from the return of 11,142,486 shares is significant and immediate. Thus, this factor weighs in favor of a finding of good faith settlement.

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

5. Existence of Collusion, Fraud, or Tortious Conduct Aimed to Injure Non-Settling Defendants

THE COURT FURTHER FINDS, as to the existence of collusion, fraud, or tortious conduct aimed to injure the interests of non-settling defendants, that there is no evidence of any such conduct. A settlement "does not become collusive [unless] it is aimed to injure the interests of an absent tortfeasor." *In re MGM*, 570 F.Supp at 928 (internal quotation marks omitted). The Settlement was reached following a day-long mediation on August 18, 2025, conducted by the Honorable Carl W. Hoffman Jr. (Retired), United States Magistrate Judge, hosted by JAMS, a nationally recognized dispute resolution provider. The Settlement resulted from arm's-length negotiations between the Receiver and Ms. Griffin, supervised in a formal setting by a retired federal Magistrate Judge. The time for filing an opposition has expired and no party, including co-defendants David Reichman, Frank Benintendo, and Donald Gilbert, has filed an opposition or raised any claim of collusion, fraud, or tortious conduct. This factor weighs in favor of a finding of good faith settlement.

THE COURT FURTHER FINDS, considering all five factors individually and collectively, and considering Nevada's strong public policy encouraging settlements over litigation, that the Settlement Agreement between the Receiver and Kathy M. Griffin was made in good faith within the meaning of NRS 17.245.

NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

1. The Motion for Order Approving Confidential Settlement Agreement and Determination of Good Faith Settlement is GRANTED.

2. The Confidential Settlement Agreement between the Receiver and Kathy M. Griffin is hereby APPROVED, and the parties are authorized and directed to perform their respective obligations thereunder.

3. The Court finds and confirms that the Settlement Agreement was made in good faith within the meaning of NRS 17.245.

…

Garman Turner Gordon
7251 Amigo Street
Suite 210
Las Vegas, Nevada 89119
(725) 777-3000

4. Kathy M. Griffin is hereby DISMISSED as a defendant from this action, Case No. A-24-896359-B, with prejudice.

5. Kathy M. Griffin and the following identified family members are hereby RELEASED from any and all claims held by GTII, the Receiver, and/or the Receivership Estate arising from or related to the matters alleged in this action, whether known or unknown, direct or derivative: Ann Griffin Muriel, Margaret Griffin Williams, Janice Keating, Bethany Dudek, and the estate of Theresa O'Reilly (deceased).

6. Pursuant to NRS 17.245(1)(b), all claims for contribution and equitable indemnity against Kathy M. Griffin and the released family members identified in paragraph 5 above, based upon the same injury or wrongdoing alleged in this action, are hereby BARRED. No non-settling defendant or any other party may seek contribution or equitable indemnity from Kathy M. Griffin or the released family members for any liability arising from or related to the claims in this action.

IT IS SO ORDERED.

Dated this 26th day of February, 2026

AJ

D7C B44 2C25 2843
Timothy C. Williams
District Court Judge

Respectfully Submitted by:	Reviewed and approved by:
GARMAN TURNER GORDON LLP	MCNUTT LAW FIRM, P.C.
/s/ Dylan T. Ciciliano	*/s/ Daniel R. McNutt*
WILLIAM M. NOALL Nevada Bar No. 3549 DYLAN T. CICILIANO Nevada Bar No. 12348 MARGARITA ELIAS Nevada Bar No. 14867 7251 Amigo Drive, Suite 210 Las Vegas, Nevada 89119 *Attorneys for Receiver Paul Strickland*	DANIEL R. MCNUTT Nevada Bar No. 7815 MATTHEW C. WOLF Nevada Bar No. 10801 MARK D. HESIAK Nevada Bar No. 12397 11441 Allerton Park Drive, Suite 100 Las Vegas, Nevada 89135 *Attorneys for Defendant Kathy Griffin*

From:	Dan McNutt <drm@mcnuttlawfirm.com>
Sent:	Tuesday, February 24, 2026 11:42 AM
To:	Dylan Ciciliano; Mark Hesiak
Cc:	Tonya Binns
Subject:	Re: Next steps

Dylan,

You can add my electronic signature to the order and submit.

Thank you.

DM

From: Dylan Ciciliano <dciciliano@Gtg.legal>
Date: Monday, February 23, 2026 at 11:19 AM
To: Dan McNutt <drm@mcnuttlawfirm.com>, Mark Hesiak <mdh@mcnuttlawfirm.com>
Cc: Tonya Binns <tbinns@Gtg.legal>
Subject: RE: Next steps

Attached is the order on the GFSM, which includes a dismissal, and the stock powers. LMK if you have any changes.

Dylan T. Ciciliano, Esq.

Office: 725 777 3000 | Cellphone: 702 371 3256
Email: dciciliano@gtg.legal

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

White Rocks (BVI) Holdings Inc., Plaintiff(s) vs. David Reichman, Defendant(s)	CASE NO: A-24-896359-B DEPT. NO. Department 16

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 2/26/2026

Anthony DiRaimondo	adiraimondo@rrsc-law.com
David Carroll	dcarroll@rrsc-law.com
Dylan Ciciliano	dciciliano@gtg.legal
Chad Clement	cclement@maclaw.com
Cally Hatfield	chatfield@maclaw.com
Jarrod Rickard	jlr@semenzarickard.com
Olivia Kelly	oak@semenzarickard.com
Tyson Hafen	tehafen@duanemorris.com
Robert Opdyke	ropdyke@rrsc-law.com
LVGT docketing	lvlitdock@gtlaw.com
Andrea Rosehill	rosehilla@gtlaw.com

Lisa Heller	lah@mcnuttlawfirm.com
Dan McNutt	drm@mcnuttlawfirm.com
Matt Wolf	mcw@mcnuttlawfirm.com
Jeanne Metzger	jeannem@justice-law-center.com
Stephen Sutro	SHSutro@duanemorris.com
Suzanne Fogarty	srfogarty@duanemorris.com
Janice Reeder	jrreeder@duanemorris.com
Angie Barreras	alb@semenzarickard.com
Katie Cannata	klc@semenzarickard.com
Candace Carlyon	ccarlyon@carlyoncica.com
Dawn Cica	dcica@carlyoncica.com
Cristina Robertson	crobertson@carlyoncica.com
Evelyn Gaddi	escobargaddie@gtlaw.com
Alexander Calaway	acalaway@maclaw.com
Tonya Binns	tbinns@gtg.legal
Kyle Ewing	ewingk@gtlaw.com
Lennie Fraga	lfraga@maclaw.com
Bret Whipple	admin@justice-law-center.com
Karen Tantay	ktantay@rrsc-law.com
Bret Whipple	civil@justice-law-center.com
Mark Hesiak	mdh@mcnuttlawfirm.com
Shelby Harmer	sharmer@gtg.legal
William Noall	wnoall@gtg.legal

Brian Herman	brian.herman@morganlewis.com
Rachel Trontz	rlt@mcnuttlawfirm.com
Margarita Elias	melias@gtg.legal
RICHARD HOFMAN	hofman.r@gmail.com
Javie-Anne Bauer	JavieAnne.Bauer@gtlaw.com
Patricia Larsen	patricia.larsen@gtlaw.com
Nancy Arceneaux	narceneaux@carlyoncica.com
Patrick Falkensammer	pfalkensammer@carlyoncica.com